Exhibit 21

Name of Subsidiary	Country of Incorporation
ABC Cable Networks Group	United States
ABC Enterprises, Inc.	United States
ABC Family Worldwide, Inc.	United States
ABC Holding Company Inc.	United States
ABC Kids Europe Holdings, Inc.	United States
ABC News/Starwave Partners	United States
ABC Signature, LLC	United States
ABC Studios New York, LLC	United States
ABC, Inc.	United States
Accelerator Investments LLC	United States
American Broadcasting Companies, Inc.	United States
Asianet Star Communications Private Limited	India
BAMTech, LLC	United States
Banner Productions Limited	United Kingdom
Beijing Hulu Software Technology Development Co., Ltd.	China
Buena Vista International, Inc.	United States
Buena Vista Television, LLC	United States
Buena Vista Video On Demand	United States
BVI Television Investments, Inc.	United States
Cable LT Holdings, Inc.	United States
DCL Maritime LLC	United States
Disney Canada Inc.	Canada
Disney Consumer Products, Inc.	United States
Disney Destinations, LLC	United States
Disney DTC LLC	United States
Disney Enterprises, Inc.	United States
Disney FTC Services (Singapore) Pte. Ltd.	Singapore
Disney Magic Company Limited	United Kingdom
Disney Magic Corporation	United States
Disney Networks Group Asia Pacific Limited	Hong Kong
Disney Networks Group Netherlands Holding B.V.	Netherlands
Disney Online	United States
Disney Sports DTC, LLC	United States
Disney Streaming Technology LLC	United States
Disney Vacation Club Management, LLC	United States
Disney Vacation Development, Inc.	United States
Disney Worldwide Services, Inc.	United States
Disney/ABC International Television, Inc.	United States
Eredivisie Media & Marketing C.V.	Netherlands
ESPN Enterprises, Inc.	United States
ESPN, Inc.	United States
Euro Disney Associes S.A.S.	France
Fox Networks Group Netherlands Holding II B.V.	Netherlands
Fox Networks Group Sports Europe Holdings C.V.	Netherlands
Fox Networks Group Yapim Limited Sirketi	Turkey
FX Networks, LLC	United States

FX Productions, LLC	United States
FXX Network, LLC	United States
Hongkong International Theme Parks Limited	Hong Kong
Hudson Square Realty, LLC	United States
Hulu, LLC	United States
Imprint, Inc.	United States
International Family Entertainment, Inc.	United States
KTRK Television, Inc.	United States
LFL Productions Limited	United Kingdom
Lucasfilm Entertainment Company Ltd. LLC	United States
Lucasfilm Ltd. LLC	United States
Magical Cruise Company, Limited	United Kingdom
Maker Studios, LLC	United States
Marvel Brands LLC	United States
Marvel Entertainment, LLC	United States
Marvel Studios LLC	United States
MVL Film Finance LLC	United States
National Geographic Partners, LLC	United States
NGC Europe Limited	United Kingdom
NGC Network International, LLC	United States
NGC Network Latin America, LLC	United States
Novi Digital Entertainment Private Limited	India
Pacific 2.1 Entertainment Group, Inc.	United States
Pixar	United States
Playdom, LLC	United States
Searchlight Pictures, Inc.	United States
Shanghai International Theme Park Associated Facilities Company Limited	China
Shanghai International Theme Park Company Limited	China
Star Group Limited	Cayman Islands
STAR India Holdings B.V.	Netherlands
Star India Private Limited	India
STAR US Holdings Subsidiary, LLC	United States
STARTV ATC Holding Limited	Brit.Virgin Is.
Streamboat Willie Productions LLC	United States
TELEGRAPH INVESTMENT AUSTRALIA PTY LIMITED	Australia
TFCF America, Inc.	United States
TFCF Cable Ventures, LLC	United States
TFCF Corporation	United States
TFCF Entertainment Group Holdings, LLC	United States
TFCF Entertainment Group, LLC	United States
TFCF Europe, Inc.	United States
TFCF International Channels (US) Inc.	United States
TFCF Latin American Channel LLC	United States
TFCF Movie Channel, Inc.	United States
TFCF SPV, Inc.	United States
TFCF Worldwide L.L.C.	United States
The Walt Disney Company (China) Limited	China

The Walt Disney Company (France) S.A.S.	France
The Walt Disney Company (Germany) GmbH	Germany
The Walt Disney Company (Italia) S.r.l.	Italy
The Walt Disney Company (Japan) Ltd.	Japan
The Walt Disney Company Iberia, S.L.U.	Spain
The Walt Disney Company Limited	United Kingdom
The Woodlands Enterprises, LLC	United States
TWDC Enterprises 18 Corp.	United States
Twentieth Century Fox Film Corporation	United States
Twentieth Century Fox Home Entertainment LLC	United States
Twentieth Century Fox International Television, Inc.	United States
Twentieth Century Fox Telecommunications International, Inc.	United States
Twentieth Century Fox Television Distribution (U.K.), Ltd.	United Kingdom
Twentieth Television, Inc.	United States
Walt Disney Holdings (Hong Kong) Limited	Hong Kong
Walt Disney Parks and Resorts U.S., Inc.	United States
Walt Disney Pictures	United States
Walt Disney Pictures Production, LLC	United States
WD Holdings (Shanghai), LLC	United States